UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, Aspen Group, Inc. (the “Company”) granted Janet Gill, the Company’s Chief Financial Officer, Dr. Cheri St. Arnauld, the Company’s Chief Academic Officer, and Gerard Wendolowski, the Company’s Chief Operating Officer, 300,000, 1,000,000 and 700,000 five-year stock options, respectively. The options are exercisable at approximately $0.17 per share and vest in three equal annual increments with the first vesting date being one year from the grant date, subject to continued service as an employee on each applicable vesting date. Also on June 8, 2015, the Company issued 300,000 restricted stock units to Andrew Kaplan, a director, in connection with the final payment owed under a Consulting Agreement. Of the restricted stock units, two-thirds are fully vested and one-third vest in six equal monthly increments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: June 12, 2015	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer